                                                                    EXHIBIT 99.1

                COTT CORPORATION ANNOUNCES FIRST QUARTER RESULTS
                ------------------------------------------------

                o   SALES GROWTH CONTINUES, UP 7% TO $395.5 MILLION
                o   DILUTED EPS DOWN TO $0.12
                o   2005 GUIDANCE REDUCED


                         (ALL INFORMATION IN US DOLLARS)

TORONTO, Apr 21, 2005 -- Cott Corporation (NYSE:COT; TSX:BCB) today announced results for the first quarter ended April 2, 2005. Sales continue to increase, up 7% in the first quarter to $395.5 million compared to $370.9 million last year. Excluding the impact of acquisitions and foreign exchange, sales were up 3%. Earnings per diluted share were $0.12, down from $0.21 in the first quarter last year.


"We were pleased to see continued sales growth, despite category weakness," said John K. Sheppard, Cott's president and chief executive officer. "Price increases have been accepted by all our US and Canadian customers and took effect throughout the quarter. Although our earnings were disappointing, we saw favourable trends in both plant efficiencies and gross margins through the quarter and expect these positive trends to continue."

FIRST QUARTER
-------------

Sales in the Company's US business unit were up 7.8%, up 5.1% excluding the impact of acquisitions. In the UK/Europe business unit sales rose 2.1%, down 0.7% excluding foreign exchange. In Canada sales were up 3.3% as compared to the previous year, down 4.0% excluding foreign exchange. Sales for the International business unit were up 6.8% to $15.7 million, of which sales in Mexico amounted to $10.5 million.


Gross margin for the quarter was 14.2% as compared to 19.0% last year, reflecting a combination of: increased ingredient and packaging costs, particularly PET resin, and the timing of the price increases to recover them; higher fixed costs resulting from newly-added production capacity in the US; and changes in the US product and packaging mix. Gross margin improved through the quarter as a result of higher plant efficiencies in the US and price increases to North American customers. The Company has now successfully passed through all 2004 ingredient and packaging cost increases. It expects to recover new 2005 cost increases through further pricing, phased in over the balance of this year in order to protect peak season promotional plans already in place. Operating income of $19.3 million was down 39.1% from last year's $31.7 million.

"Our back-to-basics focus is beginning to show results and we expect the positive trends in efficiencies and gross margins to continue through the balance of the year," added Sheppard. "Our customers remain committed to their retailer brand programs and their investment in merchandising and display activity for Cott products continues to grow."


FULL-YEAR OUTLOOK
-----------------

Despite recent price increases, Cott's guidance on sales growth for the year remains unchanged at 8-10%. However, the Company's full-year earnings are expected to be reduced by a shift in product mix and higher than originally anticipated plant costs. Assuming current levels of ingredient and packaging costs, EBITDA is projected to be between $220 and $230 million, and earnings per diluted share are expected to be in the range of $1.14 - $1.18. Capital expenditures for the year are projected to be $95 million.


FIRST QUARTER RESULTS CONFERENCE CALL
-------------------------------------

Cott Corporation will host a conference call today, Thursday, April 21st at approximately 1:00 PM ET to discuss first quarter financial results.

For those who wish to listen to the presentation, there is a listen-only dial-in telephone line, which can be accessed as follows:


    North America:     (800) 796-7558
    International:     (416) 640-1907


ANNUAL GENERAL MEETING
----------------------

Cott Corporation's Annual General Meeting of shareowners will take place today, Thursday, April 21, 2005 at 8:30 AM ET at the Glenn Gould Studio, Canadian Broadcasting Centre, 250 Front St. West, Toronto, Ontario.


WEBCAST
-------

To access Cott's first quarter conference call with analysts and today's Annual General Meeting over the Internet, please visit the Company's website at http://www.cott.com. Please log on 15 minutes early to register, download, and install any necessary audio/video software. For those who are unable to access the live broadcasts, a replay will be available at Cott's website following these events until May 21, 2005.


ABOUT COTT CORPORATION
----------------------

Cott Corporation is the world's largest retailer brand soft drink supplier, with the leading take home carbonated soft drink market shares in this segment in its core markets of the United States, Canada and the United Kingdom.


NON-GAAP MEASURE
----------------
EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Cott uses operating income as its primary measure of performance and cash flow from operations as its primary measure of liquidity. Nevertheless, Cott presents EBITDA in its filings for several reasons. Cott uses multiples of EBITDA and discounted cash flows in determining the value of its operations. In addition, Cott uses "cash return on assets", a financial measure calculated by dividing Cott's annualized EBITDA by its aggregate operating assets, for the purposes of calculating performance-related bonus compensation for its management employees, because that measure reflects the ability of management to generate cash while preserving assets. Finally, Cott includes EBITDA in its filings because it believes that its current and potential investors use multiples of EBITDA to make investment decisions about Cott. Investors should not consider EBITDA an alternative to net income, nor to cash provided by operating activities, nor any other indicators of performance or liquidity which have been determined in accordance with U.S. or Canadian GAAP. Cott's method of calculating EBITDA may differ from the methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies. A reconciliation of the Non-GAAP financial measures is attached and also available in the Investor Relations/Financial Reports section of Cott's website.


SAFE HARBOR STATEMENTS
----------------------
This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, the Company's ability to restore plant efficiencies and lower logistics costs, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.



COTT CONTACTS:


Media Relations

Kerry Morgan               Tel: (416) 203-5613


Investor Relations

Edmund O'Keeffe            Tel: (416) 203-5617

                                                                       EXHIBIT 1

COTT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS, US GAAP)
UNAUDITED

                                                       FOR THE THREE MONTHS ENDED
                                                --------------------------------------
                                                APRIL 2, 2005            APRIL 3, 2004
                                                -------------            -------------

 SALES                                          $       395.5            $       370.9
 Cost of sales                                          339.5                    300.5
                                                -------------            -------------

 GROSS PROFIT                                            56.0                     70.4

 Selling, general and
    administrative expenses                              36.9                     38.7
 Unusual items                                           (0.2)                      --
                                                -------------            -------------

 OPERATING INCOME                                        19.3                     31.7

 Other expense (income), net                             (0.1)                     0.3
 Interest expense, net                                    6.5                      6.6
 Minority interest                                        0.9                      1.0
                                                -------------            -------------

 INCOME BEFORE INCOME TAXES AND EQUITY LOSS              12.0                     23.8

 Income taxes                                            (3.7)                    (8.3)
 Equity loss                                               --                     (0.1)
                                                -------------            -------------

 NET INCOME                                     $         8.3            $        15.4
                                                =============            =============

 VOLUME -- 8 OZ EQUIVALENT CASES                        272.3                    270.1

 NET INCOME PER SHARE
    Basic                                       $        0.12            $        0.22
    Diluted                                     $        0.12            $        0.21

                                                                       EXHIBIT 2

COTT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED


                                                     FOR THE THREE MONTHS ENDED
                                                 ----------------------------------
                                                 APRIL 2, 2005        APRIL 3, 2004
                                                 -------------        -------------
OPERATING ACTIVITIES
Net income                                       $         8.3        $        15.4
Depreciation and amortization                             16.8                 15.0
Amortization of financing fees                              --                  0.2
Deferred income taxes                                     (0.2)                (0.3)
Minority interest                                          0.9                  1.0
Equity loss                                                 --                  0.1
Other non-cash items                                      (0.3)                 0.3
Net change in non-cash working capital                    (4.2)               (12.7)
                                                 -------------        -------------

Cash provided by operating activities                     21.3                 19.0
                                                 -------------        -------------

INVESTING ACTIVITIES
Additions to property, plant and equipment               (28.1)                (9.5)
Acquisitions                                                --                (17.7)
Proceeds from disposal of property,
 plant and equipment                                       1.0                   --
Other investing activities                                (1.5)                (2.0)
                                                 -------------        -------------

 Cash used in investing activities                       (28.6)               (29.2)
                                                 -------------        -------------

FINANCING ACTIVITIES
 Payments of long-term debt                               (0.2)                (2.2)
 Short-term borrowings                                    (4.9)                 2.1
 Distributions to subsidiary
   minority shareowner                                    (1.1)                (1.2)
 Issue of common shares                                    0.9                  2.2
 Financing costs                                          (2.1)                  --
 Other financing activities                               (0.1)                (0.1)
                                                 -------------        -------------

 Cash provided by (used in) financing
   activities                                             (7.5)                 0.8
                                                 -------------        -------------

Effect of exchange rate changes on cash                   (0.4)                  --
                                                 -------------        -------------

NET DECREASE IN CASH                                     (15.2)                (9.4)

CASH, BEGINNING OF PERIOD                                 26.6                 18.4
                                                 -------------        -------------

CASH, END OF PERIOD                              $        11.4        $         9.0
                                                 =============        =============


                                                                       EXHIBIT 3

COTT CORPORATION
CONSOLIDATED BALANCE SHEETS
(IN MILLIONS OF US DOLLARS, US GAAP)

                                                UNAUDITED            AUDITED
                                              APRIL 2, 2005      JANUARY 1, 2005
                                              -------------      ---------------
 ASSETS
 CURRENT ASSETS
 Cash                                         $        11.4      $          26.6
 Accounts receivable                                  199.7                184.3
 Inventories                                          140.5                122.8
 Prepaid expenses and other assets                      9.3                  9.7
                                              -------------      ---------------

                                                      360.9                343.4
 PROPERTY, PLANT AND EQUIPMENT                        339.7                313.7
 GOODWILL                                              88.6                 88.8
 INTANGIBLES AND OTHER ASSETS                         262.3                276.1
                                              -------------      ---------------

                                              $     1,051.5      $       1,022.0
                                              =============      ===============

 LIABILITIES AND SHAREOWNERS' EQUITY

 CURRENT LIABILITIES
 Short-term borrowings                        $        66.3      $          71.4
 Current maturities of long-term debt                   0.8                  0.8
 Accounts payable and accrued liabilities             173.6                145.2
                                              -------------      ---------------

                                                      240.7                217.4

 LONG-TERM DEBT                                       272.5                272.5
 DEFERRED INCOME TAXES                                 50.8                 51.0
                                              -------------      ---------------

                                                      564.0                540.9

 MINORITY INTEREST                                     23.6                 23.8

 SHAREOWNERS' EQUITY
 Capital stock                                        288.2                287.0
 Retained earnings                                    169.9                161.6
 Accumulated other comprehensive income                 5.8                  8.7
                                              -------------      ---------------

                                                      463.9                457.3
                                              -------------      ---------------

                                              $     1,051.5      $       1,022.0
                                              =============      ===============


                                                                       EXHIBIT 4

COTT CORPORATION
SEGMENT INFORMATION
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED

                                      FOR THE THREE MONTHS ENDED
                                  -----------------------------------
                                  APRIL 2, 2005         APRIL 3, 2004
                                  -------------         -------------
SALES
   USA                            $       294.3         $       273.1
   Canada                                  41.1                  39.8
   UK & Europe                             43.6                  42.7
   International                           15.7                  14.7
   Corporate & Other                        0.8                   0.6
                                  -------------         -------------

                                  $       395.5         $       370.9
                                  =============         =============

OPERATING INCOME (LOSS)
   USA                            $        18.1         $        31.1
   Canada                                   0.4                   0.4
   UK & Europe                              2.1                   1.6
   International                            2.3                   2.7
   Corporate & Other                       (3.6)                 (4.1)
                                  -------------         -------------

                                  $        19.3         $        31.7
                                  =============         =============


                                                                       EXHIBIT 5

COTT CORPORATION
SUPPLEMENTARY INFORMATION -- NON GAAP MEASURES
(IN MILLIONS OF US DOLLARS)
UNAUDITED

                                                   FOR THE THREE MONTHS ENDED
                                                 -------------------------------
                                                 APRIL 2, 2005     APRIL 3, 2004
                                                 -------------     -------------
 NET INCOME                                      $         8.3     $        15.4

    Depreciation and amortization                         16.8              15.0
    Interest expense, net                                  6.5               6.6
    Income taxes                                           3.7               8.3
                                                 -------------     -------------

EBITDA                                           $        35.3     $        45.3
                                                 =============     =============

FOR THE YEAR ENDED DECEMBER 31, 2005 -- GUIDANCE

NET INCOME                                         $83 - $86

   Depreciation and amortization                      $69
   Interest expense, net                              $30
   Income taxes                                    $38 - $45
                                                 -------------

EBITDA                                            $220 - $230
                                                 =============


NON-GAAP MEASURE
EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Cott uses operating income as its primary measure of performance and cash flow from operations as its primary measure of liquidity. Nevertheless, Cott presents EBITDA in its filings for several reasons. Cott uses multiples of EBITDA and discounted cash flows in determining the value of its operations. In addition, Cott uses "cash return on assets," a financial measure calculated by dividing Cott's annualized EBITDA by its aggregate operating assets, for the purposes of calculating performance-related bonus compensation for its management employees, because that measure reflects the ability of management to generate cash while preserving assets. Finally, Cott includes EBITDA in its filings because it believes that its current and potential investors use multiples of EBITDA to make investment decisions about Cott. Investors should not consider EBITDA an alternative to net income, nor to cash provided by operating activities, nor any other indicators of performance or liquidity which have been determined in accordance with U.S. or Canadian GAAP. Cott's method of calculating EBITDA may differ from the methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies.


SAFE HARBOR STATEMENTS
This document contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, the Company's ability to restore plant efficiencies and lower logistics costs, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.